FOR IMMEDIATE RELEASE
February 20, 2013

CONTACT: Eric Amig
(212) 441-6807
Brian Finnegan
(212) 441-6877

FEDERAL HOME LOAN BANK OF NEW YORK
ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2012
OPERATING HIGHLIGHTS

New York, NY – The Federal Home Loan Bank of New York (the “Bank”) today released its unaudited financial highlights for the quarter and year ended December 31, 2012.

In the fourth quarter of 2012, the Bank earned $83.9 million in net income, a decrease of $0.6 million, or 0.7 percent, from net income of $84.5 million for the fourth quarter of 2011. The Bank’s net income for 2012 was $360.7 million, an increase of $116.2 million, or 47.5 percent, from net income of $244.5 million for 2011.

“The Federal Home Loan Bank of New York continued to provide a reasonable dividend to our members and fulfill the mission of our cooperative,” said Alfred A. DelliBovi, president and CEO of the Bank. “Our region’s strong community banks continue to make the responsible and suitable loans that will build our nation’s recovery from the local level, and we are proud to partner with them to strengthen cities and towns across New Jersey, New York, Puerto Rico and the U.S. Virgin Islands.”

As of December 31, 2012, total assets were $103.0 billion, an increase of $5.3 billion, or 5.4 percent, from total assets of $97.7 billion as of December 31, 2011. The increase in total assets was the result of an increase in advances during the period. As of December 31, 2012, advances were $75.9 billion, an increase of $5.0 billion, or 7.1 percent, from $70.9 billion as of December 31, 2011.  This increase was driven primarily by the borrowings of one large member-lender.

As of December 31, 2012, total capital was $5.5 billion, an increase of $0.5 billion, or 10.0 percent, from $5.0 billion as of December 31, 2011. The Bank’s retained earnings increased during 2012 by $75.4 million to $797.6 million as of December 31, 2012. At December 31, 2012, the Bank met its regulatory capital-to-assets ratios and liquidity requirements.

The Bank set aside $40.3 million for its Affordable Housing Program for the year ended December 31, 2012, an increase of $12.9 million, or 47.1 percent, from $27.4 million for the year ended December 31, 2011.

The Bank will publish its 2012 audited financial results in its Form 10-K filing with the Securities and Exchange Commission, which is expected to be filed by March 25, 2013.

About the Federal Home Loan Bank of New York
The Federal Home Loan Bank of New York is a Congressionally chartered, wholesale Bank. It is part of the Federal Home Loan Bank System, a national wholesale banking network of 12 regional, stockholder-owned banks. The FHLB of New York currently serves over 330 financial institutions in New Jersey, New York, Puerto Rico, and the U.S. Virgin Islands. The mission of the Federal Home Loan Banks is to support the efforts of local members to help provide financing for America’s homebuyers.

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.